UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2009

ALBERTO-CULVER COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-32970	20-5196741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Armitage Avenue

Melrose Park, Illinois 60160

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (708) 450-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 18, 2009, Alberto-Culver UK Products Limited (“AC UK Products”), a wholly owned subsidiary of Alberto-Culver Company (the “Company”), completed the acquisition of all of the issued and outstanding shares of Simple Health & Beauty Group Limited (“Simple”). Simple is a leading skin care company based in the United Kingdom that was owned primarily by Duke Street, a mid-market private equity fund. AC UK Products was organized by the Company for the purpose of acquiring Simple.

The total purchase price was approximately £240 million including the acquisition of Simple’s issued and outstanding shares and the retirement of all of its debt, and the transaction was funded from the Company’s existing cash.

The related sale and purchase agreement is attached hereto as Exhibit 2.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	The required financial statements of Simple are not included in this Current Report on Form 8-K. These financial statements will be provided in an amendment to this Current Report on Form 8-K as soon as practicable, but not later than March 5, 2010.

(b)	The required pro forma financial information relative to the acquisition of Simple is not included in this Current Report on Form 8-K. The pro forma financial information will be provided in an amendment to this Current Report on Form 8-K as soon as practicable, but not later than March 5, 2010.

(d)	The following exhibits are included herein:

Number	Description

2	Copy of Agreement for the Sale and Purchase of the Entire Issued Share Capital of Simple Health & Beauty Group Limited, dated as of December 13, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALBERTO CULVER COMPANY

By:	/S/ RALPH J. NICOLETTI
Ralph J. Nicoletti
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

December 23, 2009